EXHIBIT 23

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form SB-2 is a part, of the Reports dated December 5, 2006, relative to the financial statements of Good Earth Land Sales Company as of December 31, 2004 and 2005.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

December 5, 2006